Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Novo Nordisk of our report dated February 3, 2021 relating to the consolidated financial statements, which appears in Novo Nordisk’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

March 24, 2022